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                                                                    EXHIBIT 23.7



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the September 23, 1999 Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of our report, dated January 14, 1998, except for Note 14 as to which the date is February 5, 1998, relating to the consolidated financial statements of Button Gwinnett Financial Corporation and subsidiary for the two years ended December 31, 1997, contained in the annual report on Form 10-K for the year ended December 31, 1998, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                        /s/ Mauldin & Jenkins, LLC


Atlanta, Georgia
September 23, 1999